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                                                                Exhibit 23.3


                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration Statement of Safeguard Scientifics, Inc. on Form S-8 of our report dated September 9, 1998, relating to the consolidated financial statements of Docucorp International, Inc., which appears in Safeguard Scientifics, Inc.'s Annual Report on Form 10-K for the year ending December 31, 1998.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Dallas, Texas
September 2, 1999